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                                              EXHIBIT 2
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
                      IDENTIFICATION SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      The Travelers Insurance Company is an insurance company as defined in Section 3(a)(19) of the Act (15 U.S.C. 78c)

                    Each of the undersigned hereby affirms the identification and
                    Item 3 classification of the subsidiary(s) which acquired the security holdings reported in this Schedule 13G.


                    Date: June 3, 2004


                                          CITIGROUP INC.


                                          By: /s/ David C. Goldberg
                                              ----------------------------------
                                               Name:  David C. Goldberg
                                               Title: Assistant Secretary


                                          CITIGROUP INSURANCE HOLDING CORPORATION


                                          By: /s/ David C. Goldberg
                                              -----------------------------------
                                              Name:  David C. Goldberg
                                              Title:  Assistant Secretary


                                          ASSOCIATED MADISON COMPANIES, INC.


                                          By: /s/ David C. Goldberg
                                          -----------------------------------------
                                              Name:  David C. Goldberg
                                              Title:  Assistant Secretary



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